Exhibit 10.41

PRIVATE & PERSONAL
July 12, 2007
Mr. Ben Wells
Burger King Corporation
Dear Ben:
This letter is to inform you of the details of your base salary increase. All capitalized terms shall have the meanings ascribed to them in that certain Employment Agreement between Burger King Corporation (“BKC”) and you, dated as of April 7, 2006 (the “Employment Agreement”), unless otherwise defined herein.
You will receive a Base Salary increase effective July 1, 2007. Your new Base Salary, effective as of
July 1, 2007, will be at an annualized rate of $480,300, payable in installments on the BKC’s regular payroll dates.
Except as expressly modified in this letter, all of the provisions of the Employment, as amended by this letter, are hereby ratified and confirmed and shall remain in full force and effect.
If you are in agreement with the terms of this confirmation letter, please sign below and return one original of this letter to me as soon as possible.
Should you have any questions on the above, please do not hesitate to contact me.

Sincerely, BURGER KING CORPORATION
/s/ Peter C. Smith
Peter C. Smith
Executive Vice President, Chief Human Resources Officer

Agreed to and accepted by:
/s/ Ben Wells
Ben Wells

July 18, 2007
Date